Press Release	Source: Stellar Pharmaceuticals Inc.

Health Canada Approves CAMBIA® for the Treatment of Acute Migraine

•	New treatment approved for Canadian patients suffering from acute migraine

•	Cambia®, the only available prescription NSAID with an indication for the acute treatment of migraine attacks with or without aura in adults is approved by Health Canada

Milton, Ontario, Canada, March 16, 2012 – Stellar Pharmaceuticals Inc. ("Stellar" or the "Company") (OTCQB:SLXCF; OTCBB:SLXCF) today announced that its wholly owned subsidiary, Tribute Pharmaceuticals (Tribute), was granted an approval by Health Canada for CAMBIA® (diclofenac potassium for oral solution) for the acute treatment of migraine attacks with or without aura in adults. CAMBIA® is expected to be launched in Canada in the second half of 2012.

CAMBIA®, a novel, water-soluble, buffered diclofenac potassium powder engineered using Dynamic Buffering Technology™, a patented absorption-enhancing technology developed by a Swiss drug delivery and drug development company, APR Applied Pharma Research S.A. (“APR”), was specifically developed to address a widespread unmet need among patients by offering fast and effective relief of migraine pain.

Tribute, headquartered in Milton, Ontario, obtained the exclusive Canadian license to CAMBIA® in November 2010 from Nautilus Neurosciences, Inc., (“Nautilus”) a neurology-focused specialty pharmaceutical company located in Bedminster, New Jersey. Tribute filed an application for approval for CAMBIA® with Health Canada in March 2011, prior to Tribute being acquired by Stellar in December 2011.

 “We feel that CAMBIA® represents a logical first line prescription treatment choice for acute migraine, especially when over-the-counter medicines that offer some relief with milder forms of migraine pain fail, and where side effects or tolerability issues with the triptan class of drugs becomes a concern,” said Rob Harris, President & CEO of Stellar Pharmaceuticals. “With CAMBIA®, Canadian physicians now have a new treatment option with comparable efficacy to the oral triptans but with a faster onset of action.”

In randomized clinical trials, CAMBIA® was shown to be effective not only in treating migraine pain, but also photophobia (sensitivity to light), phonophobia (sensitivity to sound), and nausea, symptoms commonly associated with migraine attacks. CAMBIA® was also shown to provide statistically significant onset of relief of migraine pain within 30 minutes.

Once introduced later this year, CAMBIA® will be the only prescription NSAID available with an indication for the acute treatment of migraine attacks with or without aura in adults in Canada.  In clinical studies, CAMBIA® reached statistical significance in patients treated with moderate -to-severe migraine pain. “When patients are asked to describe important attributes of a migraine medication, they consistently mention rapid pain relief as the most important characteristic they seek, and we believe that CAMBIA® responds to that unmet need in Canadian patients,” added Mr. Harris.

Having acquired Tribute in December 2011, CAMBIA® reflects the strength of Stellar’s ability to bring licensed products through the regulatory approval process and successfully launch them into the Canadian marketplace. The Company plans to grow the product’s sales through the development of an expanded Canadian sales and marketing team.

“The prescription migraine market in Canada is valued at about $150 million and we anticipate that CAMBIA® has the potential to gain a significant proportion of Canadian sales over the life of the product’s patent through dedicated sales and marketing activities,” noted Mr. Harris.

CAMBIA® is marketed by Tribute under an exclusive Canadian license from Nautilus who, in turn, obtained exclusive U.S. and Canadian marketing rights for CAMBIA® from APR in 2005. The product is currently marketed by Novartis Pharma AG, via a license from APR, under the trademarks Voltfast® or Catafast® in several European countries. Nautilus and APR have been granted patents that cover CAMBIA® through 2026.

The Company will be holding a conference call in the afternoon on Monday, March 19th, 2012.  A press release containing the call-in information will be issued shortly.

About Migraine

Migraine headaches affect an estimated 3.2 million or 14 percent of people in Canada and disproportionately affect women 3 to 1. According to a recent peer reviewed publication authored by leading migraine researchers, more than 70 percent of patients indicated that they were less than completely satisfied with their current treatment. Over 85 percent complained that pain relief took too long and 25 percent decided to stop seeking treatment altogether.

About Stellar Pharmaceuticals Inc.

Stellar and its subsidiary, Tribute Pharmaceuticals, is an emerging Canadian specialty pharmaceutical company focused on the acquisition, licensing, development and management of pharmaceutical and healthcare products with its primary focus on the Canadian market.

Stellar also markets Bezalip® SR (bezafibrate), Soriatane® (acitretin), NeoVisc® (1.0% sodium hyaluronate solution) and Uracyst® (sodium chondroitin sulfate solution 2%) in the Canadian market.   Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships. Stellar Pharmaceuticals is currently in negotiations to license both NeoVisc® and Uracyst® in the US and other international markets.

For further information on Stellar Pharma, visit http://www.stellarpharma.com, and for information on its subsidiary please visit http://www.tributepharma.com

About Nautilus Neurosciences, Inc.

Nautilus Neurosciences is a neurology-focused specialty pharmaceutical company committed to providing the health care community with medically relevant products and services that directly benefit those affected by neurologic disorders. Nautilus is backed by Tailwind Capital and Galen Partners. For more information, please visit www.nautilusneurosciences.com.

About APR Applied Pharma Research

APR is an independent, international and integrated Healthcare Company headquartered in Switzerland and focused on three major areas: Delivering, Funding and Supporting Innovation in Healthcare. In particular, APR develops and licenses innovative, value added and patented healthcare products and proprietary drug delivery systems primarily in the oral and topical fields; APR also invests in companies or early stage innovative projects and provides a balanced mix of equity funding and/or financing together with APR’s development, scientific, technical, marketing, licensing and management skills and know how; finally, APR supports biotech and pharmaceutical companies in the development of new pharmaceutical projects by providing on a contract basis added value, consultancy and R&D services under contract using a General Contractor approach. APR has entered into licensing and partnership agreements with pharmaceutical companies in over 100 countries worldwide with international sales on a worldwide basis. For more information about APR, please visit www.apr.ch.

Stellar Pharmaceuticals' Forward Looking Statement

This press release contains certain forward-looking statements about Stellar Pharma as defined in the Private Securities Litigation Reform Act of 1995, which statements can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plan" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. Forward-looking statements, by their nature, are subject to risks and uncertainties, Stellar's actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including general economic conditions, the ability of Stellar to successfully integrate operations, and the timing of expenditures and expansion opportunities, any of which could cause actual results to vary materially from current results or anticipated future results. See Stellar 's reports filed with the Canadian Securities Regulatory Authorities and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward-looking statements. Stellar assumes no obligation to update the information contained in this press release to update forward-looking statements to reflect changed assumptions, the occurrence of anticipated events or changes in future operating results, financial condition or business over time.

For more information please contact:

Stellar Pharmaceuticals Inc:
Attention:	Scott Langille	Arnold Tenney
	CFO	Chairman
	(519) 434-1540	705-445-9505
scott.langille@stellarpharma.com

Nautilus Neurosciences, Inc:
Attention:	William Maichle
CEO
908-393-7804
wmaichle@nautilusneurosciences.com